UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2011

INTELIMAX MEDIA INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53685	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 – 555 West Hastings Street, Vancouver, British Columbia V6B 4N4
(Address of principal executive offices) (Zip Code)

(604) 742-1111
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

On March 15, 2011, pursuant the closing of agreements entered into by Intelimax Media Inc., (the “Company”) on February 23, 2011, and described in a Current Report on Form 8-K filed on March 3, 2011, the Company issued an aggregate of 3,755,620 units at a price of $0.20 per unit for $450,000 in new financing and the conversion of $301,124 previously outstanding debt.  Each unit consists of one share of the Company’s common stock and one warrant to acquire another share of the Company’s common stock at $0.30 per share for a period of 24 months.

Additionally, the Company closed a loan agreement in the amount of $450,000.  The loan carries an annual interest rate of 15% and is due on demand.

These securities were issued to 2 US investors based on exemptions from registration found in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIMAX MEDIA INC.

/s/ Glenn Little
Glenn Little
President and Director

Date:  March 17, 2011